UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 9, 2005
                                                          -------------

                              Books-A-Million, Inc.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


      DELAWARE                        0-20664                        63-0798460
-------------------------------------------------------------------------------
 (State or other jurisdiction      (Commission                    (IRS Employer
    of incorporation)              File Number)             Identification No.)


 402 Industrial Lane, Birmingham, Alabama                       35211
-----------------------------------------           ---------------------------
(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (205) 942-3737
                                                            -------------


                                       N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

       Section 4 - Matters Related to Accountants and Financial Statements


Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

a) Based upon a clarification issued by the Securities and Exchange Commission on February 7, 2005 in a letter to the American Institute of Certified Public Accountants (AICPA), Books-A-Million, Inc. (the "Company") reviewed and corrected its lease-related accounting policies. Specifically, the Company is correcting its computation of depreciation for leasehold improvements, its accounting for rent holidays and its classification of landlord allowances related to leasehold improvements. On March 9, 2005, the Company's Board of Directors adopted a recommendation of the Company's management to restate the Company's financial statements for the five fiscal years from fiscal 2000 through fiscal 2004 and for the first nine months of fiscal 2005. As a result, the Company's statements of operations, balance sheets, statements of cash flows and statements of stockholders' equity for periods ended January 29, 2000 through October 30, 2004 should no longer be relied on because of errors in such financial statements. On March 15, 2005, the Audit Committee discussed the matters disclosed in this Item 4.02 (a) with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

     In previous periods, the Company depreciated leasehold improvements over a period of ten years, regardless of the term of the lease for the store. The Company corrected its depreciable life for leasehold improvements to the lesser of the economic useful life of the asset or the term of the lease. Also, when calculating the straight-line rent expense per store, the Company previously used the store opening date as the starting date for the rent expense calculation. The Company corrected this calculation to start straight-line rent expense on the date the Company takes possession of the building for initial set-up of fixtures and merchandise.

     The Company also corrected its method of classification of landlord allowances. For certain new stores, the Company receives funding from landlords for the construction of leasehold improvements. Historically, landlord allowances have been classified as a reduction of property and equipment on the Company's balance sheet and as a reduction in capital expenditures in the Company's statements of cash flows. However, the Company will now classify landlord allowances as a deferred rent liability on the balance sheet and as an operating activity in the statement of cash flows.

     For the first nine months of fiscal 2005, the impact of the adjustments on net income after taxes was an additional expense of $55,000. The impact on net income after taxes for the five fiscal years from fiscal 2000 through fiscal 2004 was additional (income) or expense of $22,000, ($32,000), ($25,000),
$48,000 and $74,000, respectively. As of year-end fiscal 2005, property and equipment on the balance sheet will increase by approximately $9.5 million and other long-term liabilities will increase by approximately the same dollar amount. This restatement did not impact historical net cash flows.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       _____________BOOKS-A-MILLION, INC._______
                                       -----------------------------------------
                                                       (Registrant)

Date _March 22, 2005______________
                                       _________/s/ Richard S. Wallington_______
                                       -----------------------------------------
                                                      (Signature)
                                       Name:  Richard S. Wallington
                                       Title:   Chief Financial Officer